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                                                                    Exhibit 10.6

                    FULL-TIME TRANSPONDER SERVICE AGREEMENT
                     FOR DATA SERVICE DELIVERY (PRE-LAUNCH)

         This Agreement (the "Agreement) is entered into this 18th day of August, 1994, by and between PanAmSat, L.P., a Delaware limited partnership ("PanAmSat") and Resis S.A. a corporation organized and existing under the laws of Argentina ("Customer"). This Agreement covers the provision of twenty-four hour fixed term non-preemptible satellite signal reception and retransmission service (the "Service") by PanAmSat to Customer. The Service shall be supplied by PanAmSat, in outerspace, from one (1) 54 MHz. C-Band transponder in the beam that is identified in Appendix A to this Agreement from the Second Atlantic Ocean Region Satellite (the "Satellite") now under construction by Hughes Aircraft Company for PanAmSat, as described in Appendix B. The transponders on the Satellite and the beams in which these transponders are grouped are referred to as "Transponder(s)" and the "Beam(s)," respectively.

                                   AGREEMENT

         In consideration of the foregoing and of the mutual promises set forth below, PanAmSat and Customer mutually agree as follows:

ARTICLE 1 PROVISION OF SERVICE

         1.1 The Service. PanAmSat agrees to provide, and Customer agrees to accept, Service meeting the "Service Specifications" set forth in Appendix
C. PanAmSat shall not voluntarily preempt or interrupt the provision of Service to Customer, except as may be required under Section 6.1. In no event shall these exceptions be construed so as to permit PanAmSat to preempt Service to Customer so as to allow PanAmSat to use the capacity formerly used to provide Service to Customer for another customer. PanAmSat's provision of Service includes the construction, launch, operation, maintenance, telemetry, tracking and control ("TT&C") for the Satellite by PanAmSat or its contractors.

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        1.2 Beam and Transponder Designation. The Beam, and subject to Section
5.3, the particular Transponder upon which Customer shall be provided Service (the "Service Transponder") shall be identified in accordance with Appendices A and C.

        1.3 Usage.

            (a) Use of Service Transponder for Multicarrier Digital Service. The Service is designed for, and may be used by, Customer solely for transmission of its own multicarrier digital telecommunications services, which, for purposes of this Agreement includes the provision of value-added communications services which may incorporate closed circuit digital video and teleconferencing applications by Customer and/or its Affiliates (defined herein to mean an entity that controls, is controlled by or is controlled in common with Customer) to its customers; provided that Customer is responsible for all facilities communicating with the Service Transponder and for coordinating the use of the Service Transponder with PanAmSat. In no event shall the Service be used for the transmission of full-time, part-time or occasional "Commercial Television Service", defined herein as video programming, with associated audio signals, for broadcast, cable, direct to home or similar mass distribution. Customer may employ the Service for switched public international telecommunications services, subject to regulatory restrictions, if applicable, subject to PanAmSat's prior written consent, not to be unreasonably withheld, including (without limitation) with respect to the number of 64 kpbs bearer circuits that Customer shall be permitted to employ from time to time, until and unless the restriction on the overall number of such circuits that can be provided from the Satellite is lifted. If Customer interconnects the Service, or any portion thereof, to the U.S. public switched network at a U.S. common carrier's premises, Customer shall provide to PanAmSat such information as may be required by the Federal Communications Commission ("FCC") as a result of such interconnection.

            (b) Third Party Use. If, after the Service Date: (i) Argentina, Colombia, Venezuela and/or Ecuador (each, a "Designated Country") have not associated themselves with an Intelsat Article XIV(d) Consultation for the Satellite (an "Association")


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and (ii) a portion of the Service cannot be used as required in Section 1.3(a)
above by Customer or any of its Affiliates in one or more of the Designated Countries solely as a result of the failure to obtain such Association(s) in the Designated Country(ies), then, upon notification by Customer to PanAmSat that a portion of the Service Transponder capacity provided to Customer (not to exceed 25% of the overall Service capacity for each Designated Country that has not made an Association) is available for the reasons set forth in clauses (i) and
(ii) above, if PanAmSat has no other capacity available to it that could be used to provide comparable services (which PanAmSat may employ ahead of any unused Customer capacity), PanAmSat shall use all reasonable efforts to market full-time services from such unused capacity to other customer(s) (an "Excess Capacity User(s)") for other purposes, subject to PanAmSat's reasonable discretion with regard to the terms and conditions of service and selection of appropriate Excess Capacity Users, which shall be consistent with its general practices in this regard. In addition, subject to the considerations stated in the previous sentence, if Customer identifies to PanAmSat a potential Excess Capacity User who desires to purchase from PanAmSat full-time services that employs the unused portion of the capacity of a Service Transponder, PanAmSat shall seek, in good faith, promptly to enter into a service agreement with said Excess Capacity User at a service fee approved by Customer, provided that, if Customer requests that PanAmSat enter into a service agreement with said potential Excess Capacity User for such unused capacity for the remainder of the Service Term, PanAmSat shall have a right of first refusal to relieve Customer of all obligations with respect to such capacity instead of entering into a service agreement with the potential Excess Capacity User identified by Customer, and provided further that, if PanAmSat was already in negotiations with said potential Excess Capacity User for other PanAmSat capacity, PanAmSat shall not be required to discontinue such negotiations. If PanAmSat enters into any third party contract with an Excess Capacity User pursuant to this Section 1.3(b), and if requested by Customer, PanAmSat shall include in such third party contract additional limitations to the extent requested by Customer regarding service term and conditions under which such third party service shall be preemptible for use by Customer or its Affiliates.




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        In the event PanAmSat enters into contract(s) with Excess Capacity
User(s) as provided in this Section, Customer shall remain responsible directly to PanAmSat for compliance with all of its payment obligations under this Agreement, for compliance with all terms and conditions of this Agreement applicable to use of the Service by Customer or its Affiliates and for making available the unused capacity that Customer notified PanAmSat was available under this Section; provided that neither party shall be responsible to the other for any breach by an Excess Capacity User.

        In the event that PanAmSat is successful in marketing Customer's unused capacity, PanAmSat shall credit against Customer's next monthly Service Fee (which shall continue to be payable hereunder) such amounts that are actually received from the Excess Capacity User for service from the unused capacity for the previous month (less costs reasonably incurred by PanAmSat for providing any related services and equipment, not provided to Customer, that are associated with the provision of such service and costs, including reasonable attorney's fees, reasonably incurred by PanAmSat in marketing such services to, or negotiating a service agreement with, third parties) up to the amount of the Service Fee (calculated pro rata based upon the amount of capacity retained by Customer or marketed by PanAmSat), paid by Customer for the applicable period for the unused capacity made available by Customer to PanAmSat for remarketing under this Section 1.3.

        If one of the Designated Countries subsequently completes an Association or if such Association ceases to be required, any excess capacity that has been made available by Customer to PanAmSat for marketing under this Section shall be returned to Customer; provided that any such capacity that is then under contract by PanAmSat to another third party as provided under this Section, subject to any rights of termination or preemption that may have been specified in that third party's contract, shall be retained for such purposes until such contract is concluded.

        In no event shall Customer be permitted to market to third parties any of the capacity allocated to it under this Agreement, except as expressly provided herein.

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     1.4  Transmission Plan. Subject to PanAmSat's prior written approval of
Customer's transmission plan, Customer shall be permitted to transmit any number of RF carriers to and from the Service Transponder that Customer wishes and, again subject to PanAmSat's approval, to modify this transmission plan from time to time. PanAmSat agrees to reply within thirty (30) days of receipt of, and shall not unreasonably withhold its approval of, a transmission plan or modification to such a plan, which approval shall be based solely upon the considerations identified in Section 4.1 below. PanAmSat makes no representation, warranty, or covenant regarding the efficacy of the use of any number of carriers or other alternative uses of capacity provided under this Agreement.

ARTICLE 2. TERM, SERVICE TERM.

     2.1 Term. The term of this Agreement (the "Term") shall commence upon the first date above written and, unless previously terminated in accordance with
Article 7, shall remain effective until the end of the "Service Term," as defined below.

     2.2 Service Term. The Service Term shall start on the date that Customer receives a certification from PanAmSat that the Satellite has been placed in its assigned orbital position, with the Service Transponder capable of providing Service meeting the Service Specifications (the "Service Date"). The Service Term shall continue until 23:59 Greenwich Mean Time on the fifteenth anniversary of the Service Date. The Service Date is currently anticipated to occur no later than April 30, 1995 (the "Latest Anticipated Service Commencement Date").

ARTICLE 3. CUSTOMER PAYMENTS.

     3.1 Service Fee. For each month of the Service Term beginning on the Service Date, Customer agrees to pay the monthly "Service Fee" shown in Appendix A hereto. Customer shall deposit with PanAmSat the Service Fee for one month on or before the first date above written (the "Deposit"), and this Deposit shall be applied to the Service Fee for

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the last month of the Service Term. Customer shall make each and all other monthly payments of the Service Fee, in advance, no later than the first business day of each month of the Service Term.

     3.2 Reserved.

     3.3 Manner Of Payment. All payments by Customer shall be made in U.S. dollars; shall be deemed to be made only upon receipt by PanAmSat of collected funds; and shall be made by bank wire transfer to such bank account as PanAmSat may designate by notice to Customer, or by cashier's or certified check, from a U.S. bank, delivered to PanAmSat at its principal place of business, as designated in Section 14.5(b).

     3.4 Late Payment. Any payment due from Customer to PanAmSat that is not received by PanAmSat within ten (10) days of the date that it is due shall be subject to a delinquency charge (liquidated damages) at the rate of [ ]* percent [ %]* per month on such overdue amount applied retroactively from the payment due date until it is actually received by PanAmSat. Customer acknowledges that such delinquency charge is reasonable under all the circumstances existing as of this date.


     3.5 Taxes. Customer is solely responsible for any taxes, charges, levies, duties, usage or spectrum fees which may be asserted by any local, state, or national governmental entity as a result of the Service provided to Customer and/or Customer's use of said Service, with the exception of any taxes based on the net worth, capital, property, or income of PanAmSat, or any partner thereof.

ARTICLE 4. CUSTOMER'S OBLIGATIONS IN USING THE SERVICE.

     4.1 Non-Interference and Use Restrictions. Customer's transmissions to and from the Satellite and its use of the Service shall comply with all applicable governmental laws, rules and regulations. Customer will follow established practices and procedures for


------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

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frequency coordination and will not use the Service Transponder, or any portion thereof, in a manner which would or could be expected to, under standard engineering practice, interfere with the use of any other Transponder, the Satellite, or any other satellite or transponder on such satellite, or cause physical harm to the Service Transponder, any other Transponder, the Satellite, or any other in-orbit satellite or transponder on such satellite. Customer shall also comply with the operational requirements (the "Operational Requirements") set forth in Appendix D, as the same may be modified from time to time by PanAmSat, in its reasonable discretion.

     4.2 No Terrestrial Facilities. Customer shall be responsible for the provision, installation, operation and maintenance of all earth station facilities and equipment ("Customer-Provided Facilities"), for transmitting signals to, or receiving signals from, the Satellite in accordance with the requirements set forth in this Agreement. Customer shall also be responsible for acquiring all authorizations necessary for installation and operation of Customer-Provided Facilities. Any provision by PanAmSat to Customer of earth station or other terrestrial facilities or services shall be the subject of a separate agreement.

     4.3 Customer's Transmitting Stations. Customer will configure, equip and operate its transmit facilities so that the interface of these facilities, in space, with the Satellite shall conform to the characteristics and technical parameters of the Satellite. Customer will follow PanAmSat's procedures for initiating or terminating any transmission to the Satellite. Customer will operate all transmit facilities in a manner that allows for cessation of, and will cease, transmission immediately upon receiving notice from PanAmSat under
Section 14.5(a) ("Telephone Notices"). Customer will furnish information on a continuing basis as required by PanAmSat to prepare for, initiate, provide, maintain and immediately discontinue the use of the Service upon notice by PanAmSat.

     PanAmSat shall have the right, but not the obligation, to inspect any Customer-Provided Facilities together with associated facilities and equipment used by Customer, or by a third party under the authority of Customer, to transmit to the Service Transponder.


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PanAmSat will use all reasonable efforts to schedule inspections to minimize the disruption of the operation of the facilities, and Customer shall make the facilities available for inspection at all reasonable times. Customer shall, upon PanAmSat's request, provide measured proof that any transmit facility meets or exceeds the sidelobe envelope described in Appendix D.

ARTICLE 5. OUTAGES.

     5.1 Confirmed Outage. There shall be deemed to have occurred a "Confirmed Outage" of Service on the Service Transponder if Service on the Service Transponder fails to meet the Service Specifications for a continuing and uninterrupted period of thirty (30) minutes and such failure is confirmed by PanAmSat. Any Outage Credits shall be measured in accordance with the procedures set forth in Section 5.2. PanAmSat agrees to respond promptly in determining whether any Service failure constitutes a Confirmed Outage for purposes of this Article.

     5.2 Outage Credits. If there is a Confirmed Outage of Service on the Service Transponder during the Service Term, PanAmSat shall credit to Customer's next payment an "Outage Credit" that shall be determined by the following formula:

     Outage Credit equals:

             N     multiplied by S;
           -----
             M

     where,

             N = the number of hours (or portion thereof) during a month that there is a Confirmed Outage on a particular Transponder

             M =    the number of hours in the month, and

             S = Customer's Service Fee, applicable to the affected Service Transponder, for said month



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Customer shall not be entitled to any Outage Credit for any Service failure that does not constitute a Confirmed Outage. For purposes of determining Outage Credits, each failure that is confirmed by PanAmSat shall be measured as commencing from the later to occur of (i) Customer's cessation of use of the affected Service Transponder or (ii) notice from Customer to PanAmSat of such failure. Any such failure shall be deemed to have ended upon the earlier to occur of (i) Customer's resumption of use of the Service or (ii) notice to Customer that Service on the affected Service Transponder has been restored to the Service Specifications.

     5.3 Transponder Service Failure. If, after the Service Date, the Service Transponder fails to meet the Service Specifications for: (a) any period of six
(6) consecutive hours, or (b) a cumulative period of twelve (12) hours during any consecutive 30-day period, or (c) any period of time following a catastrophic event under circumstances that make it clearly ascertainable that a failure described in clauses (a) or (b) will occur. Service on such Transponder shall be deemed to have failed on a Confirmed Basis. Any such failure must be confirmed by PanAmSat. If confirmed, the failure shall be measured as commencing from the later to occur of (i) Customer's cessation of use of the affected Service Transponder or (ii) notice from Customer to PanAmSat of such failure. Any such failure shall be deemed to have ended upon the earlier to occur of (i) Customer's resumption of use of the Service or (ii) notice from PanAmSat to Customer that Service on the affected Service Transponder is capable of meeting the Service Specifications.

     In the event Service on the Service Transponder fails on a Confirmed
Basis, PanAmSat shall, as soon as possible and to the extent technically feasible, employ certain redundant equipment units, as described in Appendix B ("Spare Equipment") on a first-needed, first-served basis as among Customer and other Transponder owners, lessees, and users, including without limitation, PanAmSat and its predecessors in interest ("Protected Parties"), as a substitute for a Service Transponder equipment unit which has failed; provided, that PanAmSat may elect to use "Substitute Capacity" (as provided by the following sentence), if available, in lieu of using Spare Equipment. For the avoidance of

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doubt, once Spare Equipment is employed to restore Service, such Spare
Equipment becomes part of the Service Transponder and Service to Customer cannot be preempted to allow PamAmSat to utilize such Spare Equipment for another Protected Party.

     If (a) the Service Transponder fails to meet its Service Specifications on a Confirmed Basis, and (b) the Spare Equipment associated with the Service Transponder is not available, and (c) equivalent capacity on another Transponder meeting the Service Specifications in the same Beam of the Satellite as the Service Transponder and designated by PamAmSat for the provision of data service (the "Substitute Capacity"), is available, and its use by Customer in accordance with PamAmSat's Operational Requirements would not be predicted to interfere with the use or rights of others using the Satellite, then PamAmSat shall, as soon as possible and to the extent technically feasible, employ such Substitute Capacity for the Service Transponder to satisfy PamAmSat's Service obligations under this Agreement; provided, that if the Substitute Capacity is one of the three Transponders on the Satellite which is then subject to a security interest and lien in favor of Hughes Aircraft Company (a "Hughes Secured Transponder"), PamAmSat's obligation to use the Substitute Capacity shall be subject to Hughes' consent (if required) to the provisions set forth in this Agreement regarding subordination (and other aspects of this Agreement as related to this decision). PamAmSat may condition its provision of Substitute Capacity on Customer's acceptance, in writing, of additional restrictions on its use so as to protect other Protected Parties from interference. If Customer does not accept such conditions, PamAmSat shall not be obligated to provide Customer with the Substitute Capacity. In the event that PamAmSat employs such Substitute Capacity for the Service Transponder, such Substitute Capacity shall be deemed to be the Service Transponder for all purposes under this Agreement.

     In the event that two or more Transponders simultaneously fail to meet their respective service or performance specifications and are entitled to restoral under any applicable agreement with PamAmSat, then the Protected Party who first executed a definitive agreement as to the affected Satellite with PamAmSat or its predecessors in interest shall, to the extent technically feasible, have priority as to use of the Spare Equipment or the



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Substitute Capacity; provided that, if Transponders are employed by more than one Protected Party, PanAmSat's decision shall be made in accordance with the order that the earliest Protected Party(ies) using the Transponder(s) executed agreements with PanAmSat or its predecessors in interest; and further provided that if a failed Transponder is a Hughes Secured Transponder, PanAmSat may give priority to such Hughes-Secured Transponder(s). Without regard to Hughes Secured Transponders or whether particular customers will receive Service from Hughes Secured Transponders, prior to the execution of this Agreement,______ Protected Parties have executed agreements with PanAmSat for services from C-band transponder capacity on the Satellite. Promptly following the execution of this Agreement by both parties, PanAmSat shall provide Customer with a list identifying those entities with a higher priority than Customer for this purpose. It is understood that entities with a higher priority includes the assigns of and successor(s) in interest to the listed parties. As used in this
Section 5.3, the term "simultaneously" shall be deemed to mean occurring within a 12-hour period. All determinations as to when failures requiring protection shall have occurred, for purposes of determining whether the failures are "simultaneous," shall be made by PanAmSat in its sole discretion.

     5.4 Customer Cooperation. If the Service fails to meet the Service Specifications, Customer shall use all reasonable efforts to cooperate and aid PanAmSat in curing such failure; provided that all reasonable efforts can be done at no cost to Customer. These obligations of Customer shall include, but not be limited to, the following:

          (a) At the request of PanAmSat, if there is a problem that can be compensated for by increasing the power of its transmission to the Satellite, without affecting its Service, Customer shall do so to the extent it can with existing equipment; and

          (b) Permitting PanAmSat, at PanAmSat's option, and at PanAmSat's cost and expense, to upgrade the Customer-Provided Facilities; provided such upgrade is implemented in accordance with standard engineering practices in the industry.


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     5.5  Application to Individual Service Transponders. All determinations as to Confirmed Outages, failures of Service on a Confirmed Basis, Outage Credits, and protection rights to be made under this Article 5 shall be made on an individual Service Transponder by Service Transponder basis.

ARTICLE 6. PREEMPTIVE RIGHTS.

     6.1 (a) Preemptive Rights In Abnormal Circumstances. Customer recognizes that it may be necessary, in unusual or abnormal technical situations or other unforeseen conditions, for PanAmSat deliberately to preempt or interrupt Service to Customer from, and Customer's use of, the Service Transponder, solely in order to protect the overall health and performance of the Satellite. Such decisions shall be made by PanAmSat in its sole discretion. To the extent technically feasible, PanAmSat shall give Customer at least 24 hours' notice of such preemption or interruption and will use all reasonable efforts to schedule and conduct its activities during periods of such preemption or interruption so as to minimize the disruption of the services on the Satellite. Customer shall immediately cease transmissions to the Satellite at such time as its Service is preempted or interrupted pursuant to this Section. To the extent that such preemption results in a loss to Customer of Service from the Service Transponder sufficient to constitute a Confirmed Outage or the failure of Service on a Confirmed Basis, Customer shall have all the rights and remedies regarding Outage Credits and termination set forth in Articles 5 and 7.

          (b) Testing in the Event of Service Failure. If the Service is not meeting Service Specifications, but Customer elects to continue to use (and pay for) the Service, as degraded, PanAmSat may interrupt Customer's use as necessary to perform testing or take any other action that may be appropriate to attempt to restore Service to Specifications. In such event, PanAmSat shall coordinate activities with affected customer(s) and shall use all reasonable efforts to minimize the overall disruption of Service to affected customer(s). Customer shall be entitled to Outage Credits for periods of interruption in accordance with Section 5.2.



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ARTICLE 7. TERMINATION RIGHTS.

     7.1 Termination for Delay in, or Failure Prior to, Service Date. PanAmSat shall keep Customer reasonably apprised of changes in the anticipated service commencement date and shall provide Customer with quarterly updates as to the then-anticipated service commencement date. If the Service Date does not occur on or before the date that is four (4) months after the Latest Anticipated Service Commencement Date or such later date as Customer and PanAmSat may have agreed to, then either party may terminate this Agreement on notice to the other party. PanAmSat shall also be permitted to terminate this Agreement on notice to Customer, if PanAmSat determines because of force majeure conditions not to proceed with the construction or launch of the Satellite.

     This Agreement shall also terminate, prior to the Service Date, in any of the following events: (i) if there is a launch failure that results in destruction of the Satellite; (ii) at PanAmSat's option, if the Satellite, while not destroyed, is a "Total Loss" under PanAmSat's launch insurance policy; or
(iii) if, after a launch, which is not a launch failure, the Service Transponder is incapable of meeting the Service Specifications, unless Spare Equipment or available Substitute Capacity for the Service Transponder is provided by PanAmSat in accordance with Section 5.3.

     7.2  Reserved.

     7.3 Termination For Service Failure After Service Has Commenced. This Agreement shall automatically terminate if, after the Service Date the Service Transponder fails on a Confirmed Basis, unless, within thirty days of such failure, PanAmSat provides Service meeting the Service Specifications using Spare Equipment or Substitute Capacity for the Service Transponder.

     7.4 Satellite Out Of Service. PanAmSat may determine to take the Satellite out of service if: (a) in PanAmSat's judgment, the remaining fuel on board the Satellite is no

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
longer sufficient to maintain geosynchronous orbit within plus or minus 0.05 degrees, allowing sufficient fuel for de-orbiting the Satellite, or (b) the Satellite suffers failure of eight (8) or more C-band Transponders or eight (8) or more Ku-band Transponders. In such event, PanAmSat shall promptly notify Customer of such determination and of the date the Satellite will be taken out of service. On the date that the Satellite is taken out of Service, this Agreement shall automatically terminate.

     7.5 Termination By PanAmSat For Cause. PanAmSat may terminate this Agreement, declare immediately due and payable the Service Fee for each month that would have remained in the Service Term pursuant to Article 2 on and after the date of such termination, and apply the Deposit held under Section 3.1 against the termination liability, if Customer fails: (a) to make payment of any amount due and such amount remains unpaid within twenty (20) days after receiving from PanAmSat a notice of such nonpayment (provided that, if such failure is due to an Argentine government freeze on bank funds in Argentina, Customer shall have until the later of twenty (20) days after receiving a notice of nonpayment from PanAmSat or forty-five (45) days after the payment due date, regardless of the date of the notice of nonpayment, to meet its payment obligations before PanAmSat may terminate the Agreement for nonpayment), or (b) to cease any activity in violation of Section 4.1 or 6.1 upon receiving telephone or facsimile notice from PanAmSat (provided that PanAmSat shall not be entitled to terminate the Agreement under this clause
(b) if all of the following requirements are met: (i) Customer is (and remains) in compliance with Section 14.5(a), and the operator on duty mistakenly did not implement PanAmSat's initial notice; (ii) the mistake was rectified as soon as it became apparent; (iii) appropriate steps are taken to prevent a future recurrence of the mistake and the problem is not recurring; and (iv) no damage occurred as a result of the mistake), or (c) to cease any other activity in violation of Customer's obligations under this Agreement within thirty (30) days after receiving from PanAmSat a notice of such violation.

     In the event of termination pursuant to this Section 7.5, in addition to all of PanAmSat's other remedies at law or in equity, PanAmSat shall be entitled to use the Service

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Transponder or to provide Service on such Transponder to whomever PanAmSat sees fit, and Customer shall not be entitled to any equitable relief with respect to such use or any refund of amounts paid to PanAmSat; provided, as follows: In the event Customer has paid PanAmSat the accelerated Service Fees for the remaining Service Term, a provided above, PanAmSat shall use all reasonable efforts to re-market service from the Service Transponder and, in the event that PanAmSat subsequently reaches an agreement to provide service to a third party via the Service Transponder previously used to provide Service to Customer during the period Service otherwise would have been provided to Customer via such Service Transponder, PanAmSat shall remit to Customer any service fees it receives from such third party with respect to such Service Transponder, applicable to such period, up to the amount paid by Customer for such Service Transponder for such period for which Customer did not receive service, less (i) any amounts owed by Customer to PanAmSat under this Agreement; (ii) any reasonable costs (including reasonable attorneys fees) incurred by PanAmSat in attempting to collect such amounts from Customer; (iii) any other damages incurred by PanAmSat as a result of Customer's breach of its obligations hereunder; (iv) any reasonable costs (including reasonable attorneys' fees) incurred by PanAmSat in marketing the Service Transponder to, or negotiating service agreement(s) with, third parties; and (v) any costs reasonably incurred by PanAmSat in providing related services and equipment (not provided to Customer) that may be associated with the provision of such service. Nothing herein shall be deemed to require PanAmSat to enter into a service agreement, if the nature of the party, the party's proposed use of the service or demand for terms and conditions for service, or other reasonable and appropriate factors, lead PanAmSat reasonably to determine not to enter such a service agreement; nor shall PanAmSat be obligated to use the capacity formerly used to provide Service to Customer ahead of any other capacity that PanAmSat may also have available. Customer acknowledges that the foregoing rights of PanAmSat: (i) are reasonable under all of the circumstances existing as of this date; (ii) constitute liquidated damages for the loss of a bargain; and (iii) do not constitute a penalty.

     7.6 Rights and Obligations Upon Termination. Upon termination of this Agreement in accordance with any of Sections 7.1, 7.2, 7.3 or 7.4 above, or
Section 8.1
below, PanAmSat shall promptly refund to Customer any portion of the Service Fee (including any applicable portion of the Deposit) applicable to any period during which Customer has not received Service. The termination of this Agreement for any reason shall extinguish all of PanAmSat's obligations to provide, and Customer's obligations to accept, Service for the affected Satellite, but shall not relieve either party of any obligation that may have arisen prior to such termination, including (without limitation), under Section
7.5 above, nor shall termination affect the parties' obligations under
Article 11 ("Confidentiality") that shall survive the termination of this Agreement.

ARTICLE 8.  FORCE MAJEURE.

     8.1 Failure to Commence Service Or To Perform. Any failure or delay in the performance by PanAmSat of its obligation to commence or to continue to provide Service shall not be a breach of this Agreement, if such failure or delay results from any Act of God, governmental action (whether in its sovereign or contractual capacity), or any other circumstance reasonably beyond the control of PanAmSat, including but not limited to, receive earth station sun outage, meteorological or astronomical disturbances, earthquake, hurricane, snowstorm, fire, flood, strikes, labor disputes, war, civil disorder, epidemics, quarantines, embargoes, or acts or omissions of Customer or any third parties. The foregoing notwithstanding, PanAmSat shall provide Customer with Outage Credits in circumstances in which PanAmSat is unable to perform because of force majeure conditions, with the exception of force majeure conditions that are attributable to sun outages, meteorological or astronomical disturbances, or acts or omissions of Customer or its employees, agents, or contractors. Subject to the following sentence, either party shall be permitted to terminate this Agreement, as to the affected Service Transponder, if, because of force majeure conditions: (a) Service meeting the Service Specifications cannot be recommenced within sixty (60) days; or (b) the nature of the force majeure event makes it clearly ascertainable that Service meeting the Service Specifications will not be able to recommence within this sixty
(60) day period. Customer shall not be permitted to terminate this Agreement if PanAmSat's inability to perform is due to acts or omissions of Customer or its employees, agents, or contractors or for intermittent failure of Service due to sun outages, meteorological or astronomical disturbances.

ARTICLE 9.  LIMITATION OF LIABILITY AND INDEMNIFICATION.

       9.1 Limitation Of PanAmSat's Liability. ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED. IT IS EXPRESSLY AGREED THAT PANAMSAT'S SOLE OBLIGATION AND CUSTOMER'S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER ARISING OUT OF OR RELATING TO THIS AGREEMENT ARE LIMITED TO THOSE SET FORTH IN SECTION 5.2 AND ARTICLE 7 AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED. In no event shall PanAmSat be liable for any incidental or consequential damages or loss of revenues, whether foreseeable or not, occasioned by any defect in the Satellite, the Transponders or the provision of Service to Customer, any delay in the provision of Service to Customer, any failure of PanAmSat to provide Service, or any other cause whatsoever.

       9.2 Limitation Of Liability Of Others. Without limiting the generality of the foregoing, Customer acknowledges and agrees that it shall have no right of recovery for the satisfaction of any cause whatsoever, arising out of or relating to this Agreement, against (a) any supplier of services or equipment to PanAmSat in connection with the construction, launch, operation, maintenance, tracking, telemetry and control of the Satellite or the Service Transponder, or the provision of Service to Customer in any circumstances in which PanAmSat would be obligated to indemnify the supplier, or (b) any officer, director, employee, agent or partner of (i) PanAmSat or (ii) any service or equipment provider under 9.2(a).

       9.3 Indemnification. Customer shall defend and indemnify the "PanAmSat Group" (defined herein to mean PanAmSat and all officers, employees, agents and partners of PanAmSat) from any claims, liabilities, losses, costs, or damages, including attorneys' fees and costs, arising out of the provision of Service from, or Customer's use of, the Satellite or the Service Transponder, that (a) is caused by the fault or negligence of Customer, (b) arises under a warranty, representation, or statement by Customer to any third party in connection with transmissions over the Satellite, (c) arises out of the content of Customer's programming, including any libel, slander, obscenity, indecency, infringement of copyright, infringement of patents, breach in the privacy or security of transmissions, changes in facilities, operations or procedures, or from the furnishing of facilities or Service; or (d) arises out of disputes between or among Customer and its program recipients. The limitation of liability set forth in this Article 9 shall apply to, and the indemnifications set forth in this Article 9 shall run in favor of, the PanAmSat Group.

ARTICLE 10. SUBORDINATION AND ASSIGNMENT.

     10.1 No Property Interest Created. This Agreement is a service contract and does not grant, and Customer shall not assert, any right, interest, or lien upon the property or assets of PanAmSat, including any satellite or related equipment which it may own.

     10.2 Collateral Trustee

          (a) Customer hereby acknowledges that this Agreement and all rights granted to Customer hereunder are subject and subordinate to a security interest and lien in favor of First Trust National Association (the "Trustee"), as the same may be assigned (the "Security Interest") in and to the Transponder(s) that may be owned and operated by PanAmSat and which are the subject of this Agreement (and/or the proceeds from the sale or other disposition of all or any portion thereof, or any insurance that may be received by PanAmSat as a result of any loss or destruction of, or damage to, the Transponders identified above). The Security Interest shall be deemed to arise under all security agreements, indentures, mortgages, pledge agreements and other collateral documents between Trustee and PanAmSat, including all renewals, modifications, consolidations or replacements thereto

(collectively, the "Collateral Documents"). Notwithstanding the Security Interest, the Trustee agrees that Customer shall continue to have the benefits of this Agreement notwithstanding any default on the part of PanAmSat under the Collateral Documents, so long as (i) Customer is not in default under the terms and conditions of this Agreement, (ii) Customer shall not pay any of its obligations under this Agreement more than 30 days prior to their scheduled payment date under this Agreement, (iii) this Agreement is not supplemented, amended or extended or otherwise modified in any manner which adversely affects the interests of the Trustee on behalf of the holders of the Senior Secured Notes (as defined in the Collateral Documents) in a degree greater than the manner in which it adversely affects PanAmSat, and (iv) after receipt of notice from the Trustee of a default by PanAmSat under the Collateral Documents, Customer agrees to make, and makes, all payments thereafter as instructed by the Trustee.

     (b) Customer acknowledges and consents to the foreclosure, should it occur, upon this Agreement by the Trustee or its designee, successor or assignee, and the consequent replacement of PanAmSat under this Agreement by the Trustee, its designee, successor or assignee, or another purchaser or assignee, provided that any successor to PanAmSat under this Agreement (i) expressly assumes PanAmSat's obligations hereunder for the benefit of Customer, and (ii) succeeds to substantially all of the right, title, and interest in and to all assets of PanAmSat reasonably necessary for such successor to perform its obligations under this Agreement. Upon such succession and assumption by a party other than the Trustee, the Trustee and its successors under this Agreement, other than the ultimate successor, shall be released from any further liability under this Agreement.

     (c) The Trustee shall be entitled to exercise all rights and to cure any defaults of PanAmSat under this Agreement, within such cure period as may be available to PanAmSat under this Agreement. Upon receipt of notice from the Trustee, Customer agrees to accept such exercise and cure by the Trustee and to render all or any part of the performance due by Customer under this Agreement to the Trustee.

               (d) The Trustee shall be deemed an express third party beneficiary of this Section 10.2. This Section 10.2 shall be self-operative and no further instrument of subordination shall be required by any security agreement, mortgage or other document reflecting the Security Interest to make this subordination effective. In confirmation of such acknowledged subordination, Customer shall execute promptly any instrument or certificate which PanAmSat or the Trustee may reasonably request.

     10.2A     Subordination to Hughes Aircraft Company. PanAmSat currently anticipates that the Service Transponder(s) will not be Hughes Secured Transponder(s). Customer acknowledges and agrees that, in the event that PanAmSat seeks to use a Hughes Secured Transponder as a Service Transponder (for example, in the event of a failure of a Service Transponder on a Confirmed Basis), (i) PanAmSat may require Hughes' consent to the provisions set forth in this Agreement regarding subordination (and other aspects of this Agreement related to that decision), and (ii) if PanAmSat secures Hughes' consent (or if no such consent is required), the subordination provision set forth in Appendix E shall also apply to this Agreement.

     10.3 Subordination to Other Entities. Customer acknowledges and agrees that PanAmSat may grant additional security interests in the Transponders and/or the Satellite to other parties. In such event, the provisions set forth above or similar provisions, to the extent that changes are requested by another secured party, shall apply.

     10.4 PanAmSat's Right To Assign. Customer agrees that PanAmSat may assign its rights and interests under this Agreement and to the Satellite and any or all sums due or to become due under this Agreement to an assignee for any reason. Customer agrees that upon receipt of notice from PanAmSat of such assignment, Customer shall perform all of its obligations directly for the benefit of the assignee and shall pay all sums due or to become due directly to the assignee, if so directed. Upon receipt of notice of such assignment, Customer agrees to execute and deliver to PanAmSat such documentation as assignee may reasonably require from PanAmSat. As used in this Section 10.4, assign shall mean to grant, sell, assign, encumber or otherwise convey directly or indirectly, in whole or in part.

     10.5 Customer Assignment. Customer may assign its rights under this Agreement, only in whole, and only after securing PanAmSat's express prior written consent, which consent may be withheld or conditioned in PanAmSat's sole discretion. Notwithstanding the foregoing, Customer may assign its rights and interests under this Agreement, in whole, but not in part, to a Commonly Controlled Entity (as defined below), provided (a) the proposed assignee in writing assumes all of Customer's obligations with respect to this Agreement and agrees to be treated as Customer for all purposes under this Agreement; (b) the assignee's written undertaking is delivered in advance to PanAmSat; (c) Customer remains liable to PanAmSat for the assignee's performance and payment obligations under this Agreement; and (d) PanAmSat consents to such assignment in advance and in writing, such consent not to be unreasonably withheld or delayed; it being understood that PanAmSat may withhold its consent to Customer's assignment to a Commonly Controlled Entity only if PanAmSat determines, in good faith, that some or all of the assignee's transmissions may be obscene, indecent, or slanderous; may be in violation of copyright laws, any other government restriction, or any legal or contractual obligation of PanAmSat. "Commonly Controlled Entity" is defined for the purposes of this Section to mean all persons and entities that control, are controlled by, or are under common control with Customer. As used in this Section 10.5, assign shall mean to grant, sell, assign, encumber, otherwise convey, license, lease, sublease, or permit the utilization of, directly or indirectly, in whole or in part.

     10.6 Successors. Subject to all the provisions concerning assignments, above, this Agreement shall be binding on and shall inure to the benefit of any successors and assigns of the parties, provided that no assignment of this Agreement shall relieve either party of its obligations to the other party. Any purported assignment by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.

     10.7 No Resale. The Service is provided for Customer's own use and in no event shall Customer be permitted to resell the Service, in whole or in part, to any other person or entity, except as expressly provided under Section 1.3 of this Agreement as part of a value added communications service to Customer's customers, in which Customer provides more communications facilities than bare space segment capacity. It is expressly acknowledged and agreed that resale of the Service for use in the provision of any Television Service shall not be permitted.


ARTICLE 11.  CONFIDENTIALITY.

     11.1 Non-disclosure. PanAmSat and Customer shall hold in confidence the information contained in or exchanged in connection with this Agreement. Notwithstanding the foregoing, disclosure, on a confidential basis, by either party is permitted: (a) to its principals, auditors, attorneys, investors, lenders, insurance agents, and proposed and actual successors in interest and
(b) to comply with law and enforce its rights and perform its obligations under this Agreement.


ARTICLE 12.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

     PanAmSat has or will use all reasonable efforts to obtain and maintain all consents and authorizations from the FCC and other regulatory authorities with jurisdiction over PanAmSat that may be necessary to provide the Service as contemplated in this Agreement. Subject to the understanding that certain consents and authorizations have not yet been obtained and that certain applications in this regard may be pending or subsequently filed with the FCC or other applicable regulatory authority, PanAmSat and Customer each represents and warrants to, and agrees with, the other that:

     12.1 Authority. It has the right, power and authority to enter into and perform its obligations under this Agreement.

     12.2 Partnership And Corporate Approvals. It has taken all requisite partnership or corporate action, as applicable, to approve execution, delivery and performance of this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon itself.

     12.3  Consents.

           (a) The fulfillment of its obligations will not constitute a material violation of any existing applicable law, rule, regulation or order of any governmental authority. All public or private consents, permissions, agreements, licenses or authorizations necessary for the performance of its obligations under this Agreement to which it is subject have been obtained, or it will use all reasonable efforts to obtain, in a timely manner.

           (b) PanAmSat and Customer each acknowledges that the use of the Service may be subject to the applicable consultation obligations of the International Telecommunications Satellite Organization Agreement ("Intelsat"). PanAmSat shall use reasonable best efforts to obtain the Association with an Intelsat Article XIV(d) Consultation for the Satellite by those countries specified by Customer from time to time within the footprint of the Satellite. Customer shall cooperate with PanAmSat in seeking the association of those countries identified by Customer. The Service is not permitted to be used for U.S. domestic communications.

     12.4 Litigation. To the best of its knowledge, there is no outstanding or threatened judgment, pending litigation or proceeding, involving or affecting the transactions provided for in this Agreement, except as has been previously disclosed in writing by either party to the other.

     12.5 No Broker. It does not know of any broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, or of any broker, finder or intermediary who might be entitled to a fee or commission upon the consummation of the transactions contemplated by this Agreement.

ARTICLE 13. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF PANAMSAT.

     13.1 Orbital Location. PanAmSat has obtained from the FCC final authority to construct, and conditional authority to launch and operate the Satellite in geostationary orbit at 43(degrees) West Longitude. PanAmSat shall use such orbital location (or, to the extent that PanAmSat obtains FCC authority to do so, any location within five degrees of 43(degrees) W.L.), unless prevented by subsequent order of the FCC, in which event PanAmSat shall use such orbital position closest to the range identified above that the FCC may designate. PanAmSat shall use all reasonable efforts to resist any move of the Satellite from outside the orbital range specified above. In the event that PanAmSat is required to change the Satellite's orbital location, such change shall not affect the continuing validity of this Agreement, except to the extent such change prevents PanAmSat from providing Service that meets the Service Specifications, in which event the termination provision set forth in Article 7 shall apply.

     13.2 Government Authorizations. PanAmSat shall use all reasonable efforts to obtain and maintain all necessary governmental authorizations or permissions to operate the Satellite and to comply in all material respects with all regulations of the FCC and of other regulatory authorities with jurisdiction over PanAmSat regarding the operation of the Satellite.

     13.3 Operational Reports. PanAmSat shall provide Customer a quarterly written operational report concerning the Satellite which shall include information regarding the status of Spare Equipment and updated projections regarding the predicted life of the Satellite. PanAmSat shall also notify Customer as soon as practicable of any significant anomalies with respect to the Satellite which have a material effect on the Service Transponder or materially reduce the projected life of the Satellite.

ARTICLE 14.    MISCELLANEOUS.

        14.1 Applicable Law and Entire Agreement. The existence, validity, construction, operation and effect of this Agreement shall be determined in accordance with and be governed by the laws of the State of Connecticut, U.S.A. and, where applicable, the FCC's regulations. All disputes arising in connection with this Agreement which cannot be resolved by the parties by mutual consultation shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in New York, New York by one or three arbitrators appointed in accordance with the said Rules and applying the substantive law of the State of Connecticut. This Agreement constitutes the entire agreement between the parties and supersedes all previous understandings, commitments or representations concerning its subject matter. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a prior writing signed by an authorized officer of each party.

        14.2 Severability. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law. If any provision of this Agreement shall be invalid or unenforceable, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirements.

        14.3 No Third Party Beneficiary. The provisions of this Agreement are for the benefit only of Customer and PanAmSat, and, except as provided under
Section 10.2 and 10.3 and, if applicable, Appendix E and Section 10.2A, no third party may seek to enforce or benefit from these provisions, except that both parties acknowledge and agree that the non-interference requirements of
Section 4.1 are intended for the benefit of both PanAmSat and all other Protected Parties, and that the provisions of Article 9 are intended for the benefit of the PanAmSat Group. Any other Protected Party shall have the right, as a third party beneficiary (a) to enforce the non-interference requirements of Section 4.1, against Customer directly, in an action brought solely by itself, or (b) to join with PanAmSat or any other Protected Parties in bringing an action against Customer for violation of the non-interference requirements of Section 4.1. Any member of the PamAmSat Group shall have the right to enforce, as a third party beneficiary, the provisions of Article 9 either by (a) an action brought solely by itself, or (b) joining PanAmSat, or other members of the PanAmSat Group in bringing an action against Customer for violation of Article 9.

     14.4 Non-Waiver Of Breach. Either party may specifically waive any breach of this Agreement by the other party, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party may at any time, upon notice given in writing to the breaching party, direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

     14.5 Notices.

     (a) Telephone Notices. For the purpose of receiving notices from PanAmSat regarding preemption, interference or other technical problems, including with respect to Service failure and restoration, Customer shall maintain at each earth station transmitting signals to the Satellite a telephone that is continuously staffed at all times during which Customer is transmitting signals to the Satellite and an automatic facsimile machine in operation and capable of receiving messages from PanAmSat at all times which telephone and facsimile numbers Customer shall promptly provide to PanAmSat. THOSE PERSONS STAFFING THE EARTH STATION, FOR THE PURPOSES OF RECEIVING SUCH MESSAGES FROM PANAMSAT, MUST HAVE THE TECHNICAL CAPABILITY AND ABSOLUTE AUTHORITY IMMEDIATELY TO TERMINATE OR MODIFY THE TRANSMISSION IF NOTIFIED BY PANAMSAT. In addition, Customer shall maintain at a single, unified operational center for all earth stations a telephone that is continuously staffed at all times during which Customer is transmitting signals to the Satellite and an automatic facsimile machine in operation and capable of receiving messages from PanAmSat at all times, which telephone and facsimile numbers Customer shall promptly provide to

PanAmSat, and PanAmSat also shall provide notices regarding the matters identified above to such telephone number. PanAmSat shall also maintain a telephone that is continuously staffed for the purposes of receiving notices regarding the matters identified above. All such notices shall be made in English and shall be effective upon the placement of a telephone call from one party to the other. Each party shall promptly confirm all telephone notices that may be given under this Agreement in writing in accordance with Section 14.5(b) below.

     (b) General Notices. All notices and other communications from either party to the other, except as otherwise stated in this Agreement, shall be in English writing and, shall be deemed received upon actual delivery or completed facsimile addressed to the other party as follows:

To PanAmSat if by mail             PanAmSat, L.P.
or by personal delivery to         One Pickwick Plaza
its principal place of             Greenwich, Connecticut 06830
business:                          Attention:   General Counsel

To PanAmSat if by facsimile:       203-622-9163
                                   Attention: General Counsel
With a copy to:

If by mail or by personal          Goldberg, Godles, Wiener & Wright
delivery to its principal          1229 Nineteenth Street, N.W.
place of business:                 Washington, D.C. 20036
                                   Attention:   Henry Goldberg

If by facsimile:                   202-429-4912
                                   Attention:   Henry Goldberg

To Customer if by mail or          Resis, S.A.
by personal delivery to its        Leandro Alem 619, Primer Piso
principal place of                 1001 Buenos Aires, Argentina
business:

To Customer if by facsimile:       011-541-313-3110/315-3686

With a copy to:

If by mail or by personal          Leandro Alem 619, Primer Piso
delivery to its principal          1001 Buenos Aires, Argentina
place of business:                 Attention:    Guillermo Pardo
                                                 Gerente General

If by facsimile:                   011-541-313-3110/315-3686

Each party will advise the other of any change in the address, designated representative or telephone or facsimile number.

     14.6 Headings. The descriptive headings of the Articles and sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     14.7 Documents. Each party agrees to execute, and, if necessary, to file with the appropriate governmental entities and international organizations, such documents as the other party shall reasonably request in order to carry out the purposes of this Agreement.

     14.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

     Each of the parties has duly executed and delivered this Agreement as of the day and year first written above.


                                     PANAMSAT, L.P.
                                     (Limited Partnership)
                                     By PanAmSat, Inc., General Partner


                                     By:  /s/ Lourdes Saralegui
                                        ---------------------------------------

                                     Name: LOURDES SARALEGUI
                                           ------------------------------------

                                     Title: EXECUTIVE VICE PRESIDENT
                                            -----------------------------------

                                     RESIS, S.A.

                                     By:  /s/ Guillermo V. Pardo
                                        ---------------------------------------

                                     Name: GUILLERMO V. PARDO
                                           ------------------------------------

                                     Title:   GERENTE GENERAL
                                            -----------------------------------

                                                                      APPENDIX A


           SERVICE TRANSPONDER AND PAYMENT SCHEDULE FOR "CUSTOMER"

SATELLITE: Second Atlantic Ocean Region (PAS-3)

Transponder Capacity:


                                                                                         Monthly Service
            Trans-                             Uplink Beam/        Downlink Beam/        Fee per
Amount      ponder #1      Band       MHz      Polarization(1)     Polarization(1)       Transponder


            One              C        54                                                   [US$     ]*



------------------
(1) To be determined by PanAmSat in accordance with Appendix C.

* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                                   APPENDIX B

               DESCRIPTION OF PAS-3 SATELLITE AND SPARE EQUIPMENT





1.0      INTRODUCTION

The PanAmSat HS 601 satellites are body stabilized, geostationary satellites designed to provide worldwide C- and Ku-band communications services. PanAmSat has up to three different satellites covering the Pacific Ocean (POR), Atlantic Ocean (AOR), and Indian Ocean (IOR) regions.

The communications payload described below provides flexible coverage of the regions visible from each satellite location by providing seventeen different antenna patterns and using selectable combinations of C-band, Ku-band, and cross-strapped repeaters. The failure-tolerant design can provide full communications capacity with up to eight channel amplifiers failed. A key element of the payload is the shaped antenna reflectors, which allow complex coverage patterns to be produced with a single feed horn. This technology, flight proven on previous Hughes programs, not only provides improved communications performance, but also contributes to cost effectiveness, as well as power and mass efficiency.

The satellite bus, also described below, is a Hughes HS 601. It has a design life of 15 years, and is compatible with the Long March 2E, Atlas II, and Ariane 4 launch vehicles. The modular design allows flexibility in meeting customer requirements, ease of fabrication, integration and test. The robust design will provide reliable long-life operation, with adequate power for the communications payload and pointing accuracy that will take full advantage of the tailored antenna coverage patterns.

2.0      PAYLOAD SUMMARIES


The HS 601 three-axis body stabilized spacecraft design supports both C-band and Ku-band payloads and accommodates the dual-grid shaped reflector assemblies on the East, West and nadir sides of the spacecraft as shown in Figure B-1. Each of these compact product line assemblies contains two reflective surfaces that are shaped to provide antenna coverage contours. One surface in each assembly is polarized horizontally, and the other vertically, to provide both high gain and excellent polarization purity.





Appendix B
Description of PAS-3 Satellite and Spare Equipment       B-1

Full advantage is taken of the shaped high gain beams by ensuring accurate antenna pointing. A fully redundant, highly accurate, earth reference pointing system provides comparable performance to a beacon tracking system used on previous satellites. The extensive use of graphite composite materials in the structure and center held reflectors essentially removes all thermal distortion effects to the pointing system. Finally, the on-orbit calibration of the pointing system, before the commencement of service, establishes system integrity and verifies pointing performance.

The large aperture, high gain antenna, combined with low output losses, produces the necessary EIRP using 34 Watt C-band solid state power amplifiers (SSPAs) and 63 Watt traveling wave tube amplifiers (TWTAs). The low noise receivers use high electron mobility transistor (HEMT) devices for excellent noise figures. Each payload is discussed in the following paragraphs.


2.1      C-Band Payload

The C-band payload provides three coverage regions. The Pacific Ocean Region
(POR) includes the Pacific Rim, Asia, Australia, and Oceania. The Atlantic Ocean Region (AOR) covers the Americas, Europe, and Africa, while the Indian Ocean Region (IOR) covers Europe, Asia, the Middle East, the Far East, Australia, and Africa. The EIRP and gain to noise temperature ratio (G/T) performance for these regions meets all goals with margin. The frequency and polarization plan for the C-band payload (Figure B-2) shows each transponder along with the uplink and downlink selectability available in each service region. All channels that service more than one coverage area can be ground commanded independently of other channels to serve any of its uplink or downlink service areas. The uplink and downlink choices are selected in tandem for each transponder. The attached block diagram (Figure B-3) illustrates the C-band payload design.

The C-band uplink signals are amplified and downconverted by receivers before being distributed to the channel input filters. Since several Transponders require uplinking from multiple coverage areas, these Transponders incorporate uplink beam selection switching between the receivers and input filters. A bank of C-switches, placed in front of each channel filter that serves multiple uplinks, selects the correct uplink signal and passes the other uplinks on to the next filter in the multiplexer. This switching implementation is illustrated in the C-band repeater block diagrams. The 34 Watt (30 Watt on PAS-4 IOR) SSPAs and Channel Control Units (CCUs) provide the final gain and set the output power level.

Odd-even multiplexing technique is used to simplify the multiplexer filter and manifold design as well as the payload compartment layout. The AOR and POR payloads implement downlink beam selection switching for three channels. All outputs are low-pass filtered prior to the transmit antenna inputs to minimize out-of-band and receiver band spurious signals.





Appendix B
Description of PAS-3 Satellite and Spare Equipment       B-2

                                   [DIAGRAM]

                         Figure B-1.  Satellite Layout


Appendix B
Description of PAS-3 Satellite and Spare Equipment       B-3

                                    [CHART]

                    Figure B-2.  PAS-3 C-Band Frequency Plan


Appendix B
Description of PAS-3 Satellite and Spare Equipment       B-4

                                   [DIAGRAM]

                Figure B-3.  PAS-3 C-Band Payload Block Diagram





Appendix B
Description of PAS-3 Satellite and Spare Equipment       B-5

2.2      Ku-Band Payload

The frequency and polarization plans for the Ku-band payload show the number and type of Transponders and the service region of the uplinks and downlinks. The EIRP and G/T performance for these regions meet all applicable specifications. All channels that service more than one coverage area can be ground commanded independently of other channels to serve any of its uplink or downlink service areas. The following paragraphs address the issues which influence the design.

The LNAs incorporate HEMTs for excellent noise figure. The downconverters include double-balanced mixers to minimize unwanted spurious signals. The receivers have the LNAs in front of the downconverters to accommodate the Ku-band to C-band cross-connections channels. On the AOR and IOR payloads, separate downconverters are incorporated to accommodate differences between the downlink frequencies in the different coverage areas. The Ku-band repeaters also include upconverters to accommodate the C-band and to Ku-band cross-connection channels.

The CCUs perform the gain control functions of the repeater and set the input drive level to the TWTA. Monolithic microwave integrated circuit step
attenuators provide adjustment for the [      ]*. Helix current telemetry is
provided.

On the IOR, contiguous channel output multiplexers are used on two of the outputs to combine the channels and route the output signals to the transmit antenna. contiguous channel multiplexing provides the highest antenna gain to output loss ratio possible, thereby maximizing EIRP performance. The remaining output sections are implemented as odd-even multiplexed channel filters. While this approach has slightly more loss than the contiguous multiplexer, the odd-even simplicity more than compensates.

The frequency and polarization plan for the Ku-band payload (Figure B-4) shows each transponder along with the uplink and downlink selectability available in each service region. All channels that service more than one coverage area can be ground commanded independently of other channels to serve any of its uplink or downlink service areas. The uplink and downlink choices are selected in tandem for each transponder. The attached block diagram (Figure B-5) illustrates the Ku-band payload design.

A separate uplink power control (ULPC) horn antenna mounted on the nadir face is combined with 2:1 redundant ULPC beacon transmitters to provide a Ku-band beacon in both left-hand and right-hand circular polarizations.





Appendix B
Description of PAS-3 Satellite and Spare Equipment       B-6


* CONFIDENTIAL TREATMENT -- Confidential portion has been omitted and filed separately with the Commission.

                                    [CHART]

                   Figure B-3.  PAS-3 Ku-Band Frequency Plan


Appendix B
Description of PAS-3 Satellite and Spare Equipment       B-7

                                   [DIAGRAM]

                Figure B-5.  PAS-3 Ku-Band Payload Block Diagram





Appendix B
Description of PAS-3 Satellite and Spare Equipment       B-8

2.3      Redundancy

Two groups of 10-for-8 active C-band units allow for up to 2 adjacent failures on each polarization. On the AOR and POR satellites, high reliability is achieved on Ku-band by grouping the CCUs and TWTAs in two groups of 10-for-8 active units, allowing for up to 2 adjacent failures in each group. On the IOR satellite, reliability is also achieved on Ku-band by grouping the CCUs and TWTAs in two groups of 15-for-12 active units allowing for up to 2 adjacent failures in each group. The sparing arrangements are shown in detail on the attached block diagrams.




END OF APPENDIX B





Appendix B
Description of PAS-3 Satellite and Spare Equipment       B-9

                                   APPENDIX C

                           SERVICE SPECIFICATIONS FOR
                               PAS-3 AOR C-BAND
                         PAN AMERICA BEAM TRANSPONDERS




[


























                                                                            ]*



* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                                   APPENDIX D

                   EARTH STATION AND OPERATIONAL REQUIREMENTS
                        FOR ANALOG AND DIGITAL SERVICES
                   VIA PAS-3 C-BAND AND KU-BAND TRANSPONDERS




[


























                                                                            ]*





* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                                                                      APPENDIX E

                    SUBORDINATION TO HUGHES AIRCRAFT COMPANY

         Subordination. Customer hereby acknowledges that this Agreement and all rights granted to Customer hereunder are subject and subordinate to a security interest and lien in favor of Hughes Aircraft Company, as the same may be assigned (the "Interest"), in and to the Transponder(s) that may be owned or operated by PanAmSat (and/or the proceeds from the sale or other disposition of all or any portion thereof, or any insurance that may be received by PanAmSat as a result of any loss or destruction of, or damage to, the Transponders identified above) and to all renewals, modifications, consolidations, replacements and extensions of any security agreement, mortgage or other document reflecting any such Interest arising under that certain Satellites Purchase Contract Security Agreement (the "Hughes Security Agreement"), by and between PanAmSat and Hughes Aircraft Company: provided, that, the holder of such Interest agrees that, so long as (i) Customer is not in default under the terms and conditions of this Agreement, (ii) Customer shall not pay any of its obligations under this Agreement more than 30 days prior to their scheduled payment date under this Agreement, (iii) this Agreement is not supplemented, amended or extended (except by its terms with respect to specified extension periods) or otherwise modified in any manner, except with the prior written consent of Hughes Aircraft Company, and (iv) after receipt of notice from the holder of the Interest of a default by PanAmSat under the agreement providing for the Interest, Customer agrees to make and makes all payments thereafter as instructed by the holder of the Interest; Customer shall continue to have the benefits of this Agreement notwithstanding any default on the part of PanAmSat under the agreement providing for such Interest. Hughes Aircraft Company shall be deemed an express third party beneficiary of this Agreement. This clause shall be self-operative and no further instrument of subordination shall be required by any security agreement, mortgage or other document reflecting such Interest to make this subordination effective. In confirmation of such acknowledged subordination, Customer shall execute promptly any instrument or certification which PanAmSat or the holder of such an Interest may reasonably request.

                                                                March 27th, 1995


        FIRST AMENDMENT (the "First Amendment") TO FULL-TIME TRANSPONDER
                               SERVICE AGREEMENT
          FOR DATA SERVICE DELIVERY (PRE-LAUNCH)(the "AOR Agreement")

     PanAmSat, a Delaware corporation ("PanAmSat") and Resis S.A., a corporation organized and existing under the laws of Argentina ("Resis") hereby, as of the date written above, amend the above-referenced AOR Agreement, dated August 18, 1994, as follows:

     1. Replacement Satellite. Each party agrees that, except as provided below, the AOR Agreement, including the Service Specifications set forth in Appendix C that are applicable to the Service Transponder, shall apply to Service to be provided by PanAmSat from a new satellite that PanAmSat has ordered from Hughes Aircraft Company to replace the initially contemplated Satellite which suffered a launch failure on December 1, 1994. All references in the AOR Agreement to the "Satellite" shall henceforth be deemed to refer to the new Satellite. The Service Date for the new Satellite is currently anticipated to occur in early 1996, and not later than April 1, 1996.

     2.   Void only as to Paragraph 2 of this Amendment.

     3. Revised Termination Rights. Each party waives the termination rights stated in Section 7.1 of the AOR Agreement and agrees that Section 7.1 is revised in its entirety to read as follows:

     "    7.1  Termination for Delay in, or Failure Prior to, Service Date.
     PanAmSat shall keep Customer reasonably apprised of changes in the anticipated service commencement date and shall provide Customer with quarterly updates as to the then-anticipated service commencement date. This Agreement shall automatically terminate if the Service Date does not occur on or before April 1, 1996.

          This Agreement shall also terminate, prior to the Service Date, in any of the following events: (i) if there is a launch failure that results in destruction of the Satellite; (ii) at PanAmSat's option, if the Satellite, while not destroyed, is a "Total Loss" under PanAmSat's launch insurance policy; or (iii) if, after a launch, which is not a launch failure, the Service Transponder is incapable of meeting the Service Specifications, unless Spare Equipment or available Substitute Capacity for the Service Transponder is provided by PanAmSat in accordance with Section 5.3."

     4. Assignment of AOR Agreement. Effective immediately upon execution by the parties of this First Amendment, Resis hereby assigns all of its rights and obligations under the AOR Agreement to International Satellite Communication Holding Limited ("I.S.C.H."), a corporation organized and existing under the laws of Liechtenstein and I.S.C.H. agrees to assume all of Resis' obligations with respect to the AOR Agreement and to be treated as Resis for all purposes under the AOR Agreement, which I.S.C.H. hereby acknowledges by signing in the space indicated below. Notwithstanding anything herein or in the AOR Agreement to the contrary. Resis shall remain liable to PanAmSat for I.S.C.H.'s performance and payment obligations under the AOR Agreement. In furtherance of such assignment, and subject to I.S.C.H.'s acknowledgement and agreement thereto, PanAmSat consents to this assignment and agrees to perform its duties and fulfill its obligations under the AOR Agreement for the benefit of I.S.C.H. as the contracting party.

     5. FCC Authorizations. Section 13.1 of the AOR Agreement notwithstanding, PanAmSat hereby advises Customer of the following: PanAmSat had been authorized to construct and launch the original Satellite, and to operate it in geosynchronous orbit at 43 (degrees) West Longitude. PanAmSat either will be able to rely on this authorization to construct, launch and operate the PAS-3 replacement, or (if the FCC determines it necessary) will amend PanAmSat's pending application for authority to construct a ground spare, requesting instead authority to construct, launch and operate the replacement Satellite. In either event, PanAmSat anticipates no difficulty in securing the necessary FCC authorization to proceed.

     Each of the parties has duly executed and delivered this First Amendment as of the day and year first written above.


RESIS, S.A.                            PANAMSAT CORPORATION




By: /s/ Guillermo V. Pardo             By: /s/ Lourdes Saralegui
    ------------------------------         -------------------------------
Name:  Guillermo V. Pardo              Name:  Lourdes Saralegui
Title: Presidente                      Title: Executive Vice President

Agreed to and Accepted:

INTERNATIONAL SATELLITE COMMUNICATION HOLDING LIMITED

By: /s/ Guillermo V. Pardo
    ------------------------------
Name:  Guillermo V. Pardo
Title: Proxy

NOTE: ONLY PARAGRAPH 2 IS VOID.

          SECOND AMENDMENT TO FULL-TIME TRANSPONDER SERVICE AGREEMENT
                     FOR DATA SERVICE DELIVERY (PRE-LAUNCH)


     THIS AMENDMENT (the "Second Amendment") is made and entered into as of the 11th day of November, 1996, by and among PanAmSat Corporation ("PanAmSat") Resis S.A. ("Customer") and International Satellite Communication Holding Limited ("I.S.C.H.").

     WHEREAS, PanAmSat, as successor in interest to PanAmSat, L.P., and Customer entered into that certain Full-Time Transponder Service Agreement For Data Service Delivery (Pre-Launch) on the 18th day of August 1994 (the "Agreement"), as amended by that certain First Amendment to Full-Time Transponder Service Agreement for Data Service Delivery (Pre-Launch)(the "First Amendment") (references in this Second Amendment to the "Agreement" shall be deemed to be references to the Agreement and the First Amendment, collectively), and

     WHEREAS, the Customer has assigned its rights and obligations under the Agreement to I.S.C.H. in the First Amendment; and

     WHEREAS, the Customer, I.S.C.H. and PanAmSat have requested that the Agreement be modified to provide for Service to be supplied according to a ramp-up schedule, to delay the Start Date, and to modify certain other terms as further described below.

     NOW, THEREFORE, in consideration of the above and other good and valuable consideration acknowledged by the parties to have been given, the parties mutually agree to amend the Agreement as follows:

     1. All capitalized terms used in this Second Amendment, unless otherwise defined, shall have the meanings ascribed to them in the Agreement.

     2. Ramp-Up Schedule. The Service shall be provided pursuant to the ramp-up schedule set forth below. The Service shall initially consist of a Transponder segment, equivalent to 18 MHz of bandwidth and associated power, on the Pan America Beam of the PAS-3 Satellite, as set forth in Table 1A of Appendix C (the "18 MHz PAS-3 Service"). Following the six month anniversary of the Service Term the Service shall consist of a Transponder segment, equivalent to 36 MHz of bandwidth and associated power, on the Pan America Beam of the PAS-3 Satellite, as set forth in Table 1B of Appendix C (the "36 MHz PAS-3 Service"). Following the one year anniversary of the Service Term the Service shall consist of a 54 MHz Transponder on the Pan America Beam of the PAS-3 Satellite as set forth in Table 1C of Appendix C (the "54 MHz PAS-3 Service").

     References in this Second Amendment and in the Agreement to the "Service" shall, in context, be deemed to be references to the 18 MHz PAS-3 Service, the 36 MHz PAS-3 Service, and the 54 MHz PAS-3 Service.

     3. Alternate Satellite. Notwithstanding anything in the Agreement to the contrary, PanAmSat may, at its sole discretion, determine to provide Service via one (1) 36 MHz Transponder on that certain Atlantic Ocean Region Satellite now under construction by Hughes Aircraft Company ("PAS-5"), provided, that (i) PanAmSat notifies Customer of such determination no later than May 1, 1997 and
(ii) such 36 MHz of PAS-5 capacity is of substantially equivalent power levels and substantially similar coverage contours to those specified herein for PAS-3. In such instance, all references in the Agreement to "PAS-3" or the "Satellite" shall be deemed to be references to PAS-5.

     In the event Service is supplied by PanAmSat via the PAS-5 Satellite, Service shall initially consist of a Transponder segment, equivalent to 18 MHz of bandwidth and associated power, on the America Beam of the Satellite, as set forth in Table 1A of Appendix C (the "18 MHz PAS-5 Service"). Following the one year anniversary of the Service Term the Service shall consist of a 36 MHz Transponder on the America Beam of the Satellite, as set forth in Table 1B of Appendix C (the "36 MHz PAS-5 Service").

     References in this Second Amendment and in the Agreement to the "Service" shall, in the context of the PAS-5 Satellite, be deemed to be references to the 18 MHz PAS-5 Service, and the 36 MHz PAS-5 Service.

     4.   Revised Service Date, Service Term. The Service Date, defined in
Section 2.2 of the Agreement shall be revised to be July 1, 1997, unless Customer is notified prior to such date pursuant to Section 3 above that Service will be provided via the PAS-5 Satellite, in which event the Service Date will be the later to occur of (i) July 1, 1997 (the "Anticipated Start Date"), or
(ii) the date that Customer receives a certification from PanAmSat that PAS-5 has been placed in its assigned orbital position, with the Service Transponder capable of providing Service meeting the Service Specifications for PAS-5 as provided to Customer pursuant to Section 8 herein. The Service Term shall be revised to expire on the eleven-year-and-six-month anniversary of the Service Date.

     5. Revised Service Fee. The Service Fee, as defined in Section 3.1 of the Agreement, shall be revised according to the schedule set forth below. For the avoidance of doubt, the Service Fees set forth below shall be payable for each month of the Service Term, as revised herein, and PanAmSat hereby waives any Service Fees which would otherwise have come due under the Agreement, as previously amended, prior to the revised Service Date.

     (a) In the event Service is supplied via the PAS-3 Satellite, the Service Fee for such Service shall be according to the following schedule:


Service                       Service Date             Total Monthly Service Fee
-------                       ------------             ---------------------
18 MHz PAS-3 Service          Months 1-6               US$[     ]*
36 MHz PAS-3 Service          Months 7-12              US$[     ]*
54 MHz PAS-3 Service          Months 13-138            US$[     ]*


------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

        (b) In the event Service is supplied via the PAS-5 Satellite, the Service Fee for such Service shall be according to the following schedule:

        Service                  Service Date       Total Monthly Service Fee
        -------                  ------------       -------------------------

18 MHz PAS-5 Service             Months 1-12               US$[      ]*

36 MHz PAS-5 Service             Months 13-138             US$[      ]*

        6. Revised Deposit. The Deposit, as defined in Section 3.1 of the
Agreement, shall be revised to consist of US$[    ]* (the "Revised Deposit"),
which is due and payable in six (6) installments of US$[    ]* each with the
first three payments due on or before execution of this Second Amendment, and the remaining three payments due monthly beginning on October 1, 1996. PanAmSat
acknowledges receipt of US$[    ]* previously paid under the Agreement prior to
execution of this Second Amendment (the "Initial Deposit"), which shall be applied to the last month's Service Fee. The Revised Deposit shall be applied as follows:

        (a) US$[    ]* shall be applied evenly to the Service Fees for the first six months of Service;

        (b) US$[    ]* shall be applied evenly to the Service Fees for months
seven through nine;

        (c) US$[    ]* shall be applied to the Service Fee for the tenth month of Service.

        In the event the Service is supplied by PanAmSat via the PAS-5 Satellite, the Revised Deposit shall be applied as follows:

        (m) US$[    ]* shall be applied evenly to the Service Fees for the first ten months of Service;

        (n) US$[    ]* shall be applied to the Service Fee for the eleventh
month of Service;

        and the Initial Deposit shall be applied as follows:

        (x) US$[    ]* shall be applied to the Service Fee for month 137;

        (y) US$[    ]* shall be applied to the Service Fee for month 138 (the
last month of the Service Term).

        In the event that the Service Date does not occur on or before July 1, 1997, the Revised Deposit shall be applied towards Customer's monthly service fees owed under separate agreements with PanAmSat for service via PanAmSat's First Atlantic Ocean Region Satellite (the "PAS-1 Agreements") as they become due, until exhausted.

        References in the Agreement to the "Deposit" shall be deemed to refer to both the "Initial Deposit" and the "Revised Deposit."

        7. Revised Termination Rights. Each party waives the termination rights stated in Section 7.1 of the Agreement as amended by the First Amendment, and agrees that Section 7.1 is revised in its entirety to read as follows:


--------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

               "7.1 Termination for Delay in, or Failure prior to, Service Date. In the event Service is to be provided from the PAS-5 Satellite, PamAmSat shall keep Customer reasonably apprised of changes in the Anticipated Start Date. This Agreement shall automatically terminate if the Service Date does not occur on or before April 30, 1998 (the "Latest Anticipated Start Date"). For the avoidance of doubt, if there is a "Launch Failure" that results in either the destruction of the Satellite, or the declaration of the Satellite as a "Total Loss" under PanAmSat's launch insurance policy, PanAmSat shall be permitted to (i) launch a replacement satellite, or (ii) provide Service via the PAS-3 Satellite pursuant to the ramp-up schedule in Section 2 of this Second Amendment, provided that the Service Date occurs on or before the Latest Anticipated Start Date.

               In the event this Agreement is automatically terminated pursuant to this Section 7.1, the Initial Deposit shall be applied towards Customer's monthly service fees owed under the PAS-1 Agreements as they become due, until exhausted."

        8. Modified Appendices. Appendix C of the Agreement shall be replaced with the applicable revised Appendix C attached hereto, pursuant to PanAmSat's notification to Customer of its determination to provide Service from either the PAS-3 Satellite or the PAS-5 Satellite.

        All of the terms and conditions of the Agreement shall continue to apply, with the exception of those provisions that are directly in conflict with the terms and conditions of this Second Amendment. At the request of either party, the parties shall cooperate with each other to prepare and execute a conformed copy of the Agreement to reflect the changes made herein.

        EACH OF THE UNDERSIGNED PARTIES has duly executed this Second Amendment as of the day and year first above written.


PANAMSAT CORPORATION                     INTERNATIONAL SATELLITE
                                         COMMUNICATION HOLDING LIMITED

By: /s/ Lourdes Saralegui                By:   /s/ U. Siegfried  /s/ K. Kindle
   ----------------------                    ---------------------------------
Name:                                    Name: U. Siegfried     K. Kindle
Title:                                   Title:



RESIS S.A.

By: Gillermo V. Pardo
   -------------------------
Name:
Title:

                                                                   APPENDIX C



                            SERVICE SPECIFICATIONS FOR
                                 PAS-5 OR C-BAND
                            AMERICAN BEAM TRANSPONDERS




[


























                                                                            ]*







*CONFIDENTIAL TREATMENT REQUEST-Confidential portion has been omitted and file separately with the Commission.

                THIRD AMENDMENT TO FULL-TIME TRANSPONDER SERVICE
                               AGREEMENT FOR DATA
                          SERVICE DELIVERY (PRE-LAUNCH)


        THIS AMENDMENT (the "Amendment") is made and entered into as of the 12th day of November, 1997, by and between PanAMSat International Systems, Inc. (formerly known as PanAmSat Corporation) ("PanAmSat"), Resis, S.A. ("Resis") and International Satellite Communication Holding Limited ("Customer"),

        WHEREAS, PanAmSat, as successor in interest to PanAmSat, L.P., and Customer entered into that certain Full-Time Transponder Service Agreement For Data Service Delivery (Pre-Launch) on the 18th day of August, 1994, as amended on the 29th day of March, 1995 and on the 11th day of November, 1996 (the "Agreement"), and

      WHEREAS, PanAmSat and Customer agree to amend the Agreement in certain respects:

      NOW, THEREFORE, in consideration of the above and other good and valuable consideration acknowledged by the parties to have been given, the parties mutually agree to amend the Agreement as follows:

           1. All capitalized terms used in this Amendment, unless otherwise defined, shall have the meanings ascribed to them in the Agreement.

        2. Revised Service: The Ramp-Up Schedule provided in the Second Amendment to Full-Time Transponder Service Agreement for Data Service Delivery (Pre-Launch), dated November 11, 1996 (the "Second Amendment"), shall be deleted in its entirety. The Service shall be revised to be 36 MHz of C-band space segment capacity on the Americas Beam of the PAS-5 Satellite (the "Revised Service"), References in the Agreement and its appendices to the "Service" shall, in context, be deemed to be references to the Revised Service as described herein. The Revised Service shall be performed in accordance with Appendix C, Service Specifications for PAS-5 AOR C-band Americas Beam Transponders, attached to the Second Amendment.

           4. Revised Service Date, Service Term. The Service Date shall be revised to be the date that Customer receives certification from PanAmSat that the PAS-5 Satellite has been placed in its assigned orbital position, with the Service Transponder capable of providing Service meeting the Service Specifications for the PAS-5 Satellite (the "Revised Service Date"). The Revised Service shall expire on the eleventh year and six month anniversary of the Revised Service Date (the "Service Term").

           5. Termination for Delay in, or Failure prior to, Revised Service Date. PanAmSat shall keep Customer reasonably apprised of the changes in the anticipated Revised Service Date. This Agreement shall automatically terminate if the Revised Service Date does not occur on or before April 30, 1998 (the "Latest Anticipated Start

Date"). For the avoidance of doubt, if there is a "Launch Failure" that results in either the destruction of the Satellite, or the declaration of the Satellite as a "Total Loss" under PanAmSat's launch insurance policy, PanAmSat shall be permitted to (i) launch a replacement satellite, or (ii) provide the Service via another comparable Atlantic Ocean Region satellite, provided that the Revised Service Date occurs on or before the Latest Anticipated Start Date.

           6. Revised Service Fee Deposit. The Service Fee for Revised Service shall be US$[ ]* for the duration of the Service Term (the "Revised Service Fee"). PanAmSat acknowledges that it presently has a Deposit on hand of US$[ ]* of which US$[ ]* shall be applied to the first month of the Service Term and US$[ ]* shall be applied to the last month of the Service Term.

      All of the terms and conditions of the Agreement shall continue to apply, with the exception of those provisions that are directly in conflict with the terms and conditions of this Amendment. At the request of either party, the parties shall cooperate with each other to prepare and execute a conformed copy of the Agreement to reflect the changes made herein.

      EACH OF THE UNDERSIGNED PARTIES has duly executed this Amendment as of the day and year first above written.


PANAMSAT INTERNATIONAL                      INTERNATIONAL SATELLITE
SYSTEM, INC.                                COMMUNICATION HOLDING
                                            LIMITED




By:     /s/ Lourdes Saralegui             By:    /s/ U. Siegfried  /s/ K. Kindle
   --------------------------                -----------------------------------
Name:   Lourdes Saralegui                 Name:  U. Siegfried      K. Kindle
Title:  Executive Vice President          Title:




RESIS S.A.





By:     /s/ Guillermo Pardo
   ------------------------
Name:   Guillermo Pardo
     ----------------------
Title:  President
      ---------------------



-------------------
* CONFIDENTIAL TREATMENT REQUEST -- Confidential portion has been omitted and filed separately with the Commission.

                                     -2-